Exhibit 99.2

DISCOUNT DENTAL MATERIALS, INC. PROFORMA STATEMENT

		June 30,
	June 30,	2011
	2011 Cerebain	Discount Dental	Total	Pro forma Adjustments	Pro forma
		(unaudited)	(unaudited)	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$746	$4,474	$5,220	$(4,474)	$746
Total current assets	746	4,474	5,220	(4,474)	746

Long-term assets:
Computer equipment, net	1,212	-	1,212	-	1,212
Patent rights	75,900	-	75,900	-	75,900
Total long-term assets	77,112	-	77,112	-	77,112

Total assets	$77,858	$4,474	$82,332	$(4,474)	$77,858

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,649	$750	$8,399	$(750)	$7,649
Related party payable	388,110	18,004	406,114	(18,004)	388,110
Income taxes payable	1,800	-	1,800	-	1,800
Note payable to stockholder	5,490	-	5,490	-	5,490
Total current liabilities	403,049	18,754	421,803	(18,754)	403,049

Total liabilities	403,049	18,754	421,803	(18,754)	403,049

Stockholders’ equity
Common stock ($0.001 par value: 100,000,000 shares authorized;
21,560,000 shares issued and outstanding at September 30, 2011)	21,540	13,260	34,800	(13,260)	21,540
Additional paid in capital	157,960	7,740	165,700	(7,740)	157,960
Deficit accumulated during the development stage	(504,691)	(35,280)	(539,971)	35,280	(504,691)
Total stockholders’ deficit	(325,191)	(14,280)	(339,471)	14,280	(325,191)

Total liabilities and stockholders’ deficit	$77,858	$4,474	$82,332	$(4,474)	$77,858

DISCOUNT DENTAL MATERIALS, INC. PROFORMA STATEMENT

	Fiscal Year Ended	12 Months Ended
	June 30,	June 30,
	2011	2011		Pro forma
	Cerebain	Discount Dental	Total	adjustments	Pro forma

Operating Expenses
Selling, general and administrative expenses	$384,993	$15,480	$400,473	$(15,480)	$384,993
Marketing expenses	1,500	-	1,500	-	1,500
Depreciation	499	-	499	-	499
Total operating expenses	386,992	15,480	402,472	(15,480)	386,992
Net operating loss	(386,992)	(15,480)	(402,472)	15,480	(386,992)

Loss before income taxes	(386,992)	(15,480)	(402,472)	15,480	(386,992)
Income taxes	(900)	-	(900)	-	(900)
Net loss	$(387,892)	$(15,480)	$(403,372)	$15,480	$(387,892)

Loss per share:
Basic and diluted loss per share from continuing operations	$(0.02)	$(0.00)	$(0.02)	$(0.00)	$(0.02)
Basic and diluted loss per share	$(0.02)	$(0.00)	$(0.02)	$(0.00)	$(0.02)

Basic and diluted weighted average shares outstanding	19,653,342	19,653,342	19,653,342	19,653,342	19,653,342

Notes:

The following adjustments to the unaudited condensed combined pro forma financial statements are based on the assumption that the share exchange was consummated on February 9, 2012.

(a) On January 17, 2012, the holders of a majority of the Company’s common stock entered into a Stock Purchase Agreement with Cerebain Biotech Corp., a Nevada corporation, under which Cerebain agreed to purchase an aggregate of 3,800,000 shares of the Company’s common stock from those shareholders in exchange for $296,000.  These shares represent approximately 90% of the Company’s outstanding common stock (after taking into account the cancellation of 6,000,000 shares of its common stock by R. Douglas Barton under the Spinoff Agreement as discussed herein).  The transaction closed February 9, 2012.  Concurrently with the close of the transaction, the Company closed a transaction with the shareholders of Cerebain whereby it issued 4,556,800 shares of its common stock in exchange for 22,784,000 shares of Cerebain’s common stock, which represented 100% of Cerebain’s outstanding common stock.  In addition, concurrent with these two transactions, the Company closed a transaction with its primary shareholder, Mr. R. Douglas Barton, whereby it sold all of our assets in exchange for Mr. Barton assuming all of the Company’s then-existing liabilities, as well as the return of 6,000,000 shares of the Company’s common stock.

As a result of these transactions: (i) Cerebain became the Company’s wholly-owned subsidiary, (ii) all of the Company’s officers and one of our directors resigned immediately, and it appointed one new director and retained new executive officers; and (iii) the Comapny changed its business focus from one selling disposable dental supply products at discount prices over the Internet to one focusing on researching, developing, and testing medicinal treatments utilizing omentum under a patent Cerebain, the Company’s now wholly-owned subsidiary, licenses from Dr. Surinder Singh Saini, MD.

The Company’s only operations are conducted through its wholly-owned subsidiary, Cerebain.  In accordance with financial reporting for reverse merger transactions the financial reporting contained herein is only that of Cerebain and does not include Discount Dental’s financial results.

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